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                                                                 Exhibit 10.1
                                                                 EXECUTION COPY


                           MASTER SUPPLY AGREEMENT

     This MASTER SUPPLY AGREEMENT dated as of January 1, 1998 by and between CPC INTERNATIONAL INC., a Delaware corporation ("CPC") and CORN PRODUCTS INTERNATIONAL, INC., a Delaware corporation ("CPI").

     WHEREAS, prior to the date hereof, the business of CPI was a division of CPC;

     WHEREAS, prior to the date hereof, CPC (and its Affiliates in the Territories) purchased the Products listed in the Schedules hereto from CPI (and its Affiliates in the Territories) on an intercompany basis;

     WHEREAS, on December 31, 1997 CPI was spun-off from CPC and is now an independent corporation, and the Affiliates of CPI are no longer under common ownership with the Affiliates of CPC; and

     WHEREAS, CPC and CPI desire to formalize the supply relationships set forth in the Schedules hereto.

     NOW, THEREFORE, the parties agree as follows:

     1. DEFINITIONS.

        As used herein, the following terms shall have the meanings set forth below:

        (a) "Affiliate" shall mean any entity which is controlled by, in control of, or under common control with, the party to which the reference is made.

        (b) "Applicable Law" shall mean any law, rule, regulation, statute, ordinance, decree, treaty or directive applicable to any of the Purchasers or Suppliers.

        (c) "Commodity Consumer Products" shall mean corn starch, corn oil, corn syrup and dextrose which are branded and packaged for sale to the retail trade, club stores, mass merchandisers and the foodservice sector. Each Schedule identifies the Commodity Consumer Products sold in each Territory.

        (d) "Commodity Industrial Products" shall mean bulk corn starch, corn oil (crude or refined), corn syrup (glucose), and dextrose purchased solely for the production of Commodity Consumer Products. Each Schedule identifies the Commodity Industrial Products sold to the purchaser in each Territory.



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          (e)  "Consumer Products" shall mean all branded and
               packaged products (including Commodity Consumer Products) produced by the Purchasers for sale to the retail trade, club stores and mass merchandisers utilizing any Products as ingredients.

          (f)  "Purchaser" shall mean any of the Purchasers.

          (g) "Purchasers" shall mean collectively CPC and all of its Affiliates who purchase under this Agreement.

          (h) "Products" shall mean all products sold by the Suppliers to the Purchasers (including the Commodity Industrial Products) set forth in the Schedules hereto for each Territory.

          (i)  "Supplier" shall mean any of the Suppliers.

          (j) "Suppliers" shall mean collectively CPI and all of its Affiliates who supply under this Agreement.

          (k) "Territories" shall mean all of the countries for which there is a Schedule.

          (l) "Territory" shall mean any country for which there is a Schedule.

       2. SCOPE.

          2.1. This Agreement shall apply to all purchases by Purchasers from Suppliers of the Products listed in the Schedules in the corresponding Territories. The provisions of
               Section 5 shall apply to Commodity Consumer Products and Commodity Industrial Products and the provisions of Sections 6.1 and 6.2 shall only apply to Commodity Industrial Products.

          2.2. This Agreement does not constitute a purchase order.
               Purchases under this Agreement shall be made by purchase orders issued by Purchasers as provided in Section 7 hereof.

       3. TERM.

          3.1. This Agreement shall have an initial term of two years from the date hereof (the "Initial Term"), unless terminated earlier in accordance with Section 3.4 below.

          3.2. Six (6) months prior to the end of the Initial Term, the Purchasers and Suppliers from each Territory shall review the terms of their respective Schedules. If any of the Purchasers and Suppliers are

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                unable to agree upon future terms for their respective
                Schedules, this Agreement shall terminate as to those Territories at the end of the Initial Term. For those Purchasers and Suppliers that are able toagree upon future terms for their respective Schedules, this Agreement shall automatically be renewed, as modified, as to those Territories for successive renewal terms of one year each, unless notice of termination is given by either party in writing, not later than six (6) months prior to the end of the one year term then in effect.

          3.3 After the Initial Term, any Supplier or Purchaser may terminate this Agreement in accordance with Section 3.2 or 3.4 hereof as to some of the Products in the corresponding Territories. In the event of such a partial termination, this Agreement shall remain in full force and effect as to those Products in the corresponding Territories for which this Agreement has not been terminated.

          3.4. This Agreement may be terminated automatically at any time in the event of the following:

               (a) In the event of a breach or failure to perform this Agreement by one party, the non-breaching party may terminate this Agreement for those Products in corresponding Territories where the breach or failure occurred, if the breach or failure has continued for a period of sixty days after written notice thereof has been received by the breaching party.

               (b) In the event of a change in control of either party, the other party shall have the right to terminate this Agreement in whole as to (i) or in part as to (ii) immediately after giving written notice upon the occurrence of such change in control. For purposes of this Agreement:

                     (i) change in control of CPC or CPI shall mean: (y) the acquisition by any person (as such term is defined in the Securities Act of 1933, as amended) (excluding the party to which the change in control relates or any of its Affiliates or a fiduciary holding its securities in any type of benefit plan), directly or indirectly, of beneficial ownership of 20% or more of the combined voting power of the then outstanding voting securities entitled to vote generally at the election of directors, or (z) the merger, consolidation, reorganization, liquidation, involving the sale or transfer of substantially all of the assets of the party; and


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                       (ii) change in control of any Affiliate of CPC or CPI
                            shall mean any change in the ownership of any Affiliate of CPC or CPI such that CPC or CPI ceases to hold voting control of its respective Affiliate(s).

        3.5. In the event that this Agreement is terminated in whole or in part in accordance with Section 3.2, 3.3 or 3.4 above, the obligations of CPI and its Affiliates contained in
               Section 5 shall nevertheless continue to remain in full force and effect for a period of six months from the date of such termination as to all Commodity Industrial Products in corresponding Territories for which this Agreement has been terminated.

     4. PRICING.

     Products shall be sold hereunder at prices to be determined in accordance with the pricing mechanism currently utilized by the relevant Purchasers and Suppliers. All pricing mechanisms to be used for purposes of this Agreement are described in the Schedules hereto.

     5. NON-COMPETITION.

        5.1. For so long as this Agreement remains in force and effect with respect to any Commodity Industrial Products in any Territory, and for a period of six months after any termination hereof, CPI agrees that it will not, nor will its Affiliates:

               (i) sell Commodity Consumer Products in the Territories for which this Agreement is in effect as to the corresponding Commodity Industrial Products;

                (ii) sell, manufacture or package Commodity Consumer Products to or for third parties if, to the knowledge of CPI or its Affiliates after reasonable inquiry of such third parties, such Commodity Consumer Products are intended for sale in Territories for which this Agreement is in effect as to the corresponding Commodity Industrial Products; or

                (iii) acquire a controlling interest in any person or entity which engages in (i) or (ii) above (an "Acquired Business") unless, if a portion of the Acquired Business consists of (i) or (ii) above, CPI or its Affiliates offers to sell the portion of the Acquired Business that engages in (i) or (ii) above to CPC or its Affiliates on reasonable terms and conditions; provided, however, that if CPI and CPC (or their respective Affiliates) cannot agree on such terms and conditions and CPI (or its Affiliate) proceeds to

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                     acquire the Acquired Business then CPC (or its Affiliate)
                     shall have the automatic right to terminate this Agreement as to such Commodity Industrial Products in the corresponding Territory upon written notice.

          5.2. Nothing in this Section 5 shall be deemed to prohibit
               CPI from performing any toll packaging agreement with CPC or its Affiliates or from selling any Products (including Commodity Industrial Products) to third parties in any Territory that may sell, manufacture or package Commodity Consumer Products in any Territory.

     6.   EXCLUSIVITY AND PRODUCT VOLUME.

          6.1. For so long as this Agreement is in effect, Suppliers shall be the sole and exclusive suppliers to Purchasers and Purchasers shall purchase 100% of their requirements for Commodity Industrial Products from Suppliers in the Territories for which this Agreement is in effect, except as provided in Sections 6.2 and 8.2(b).

          6.2 Notwithstanding Section 6.1, if at any time during the term of this Agreement a Purchaser requires Commodity Industrial Product in excess of a Supplier's production capacity at the relevant supply location, the Supplier shall notify the Purchaser that it is unable to fill the entire purchase order within five business days of Supplier's receipt of the purchase order, and such Purchaser shall be permitted to purchase Commodity Industrial Product from a third party only for so long as such Purchaser's requirements exceed such Supplier's production capacity, and thereafter the Supplier shall promptly notify the Purchaser when it becomes able to fulfill the Purchaser's requirements. Nothing in this Section 6 shall be deemed to require any Supplier to increase its production capacity. In the event of such purchases from third parties, Suppliers shall not be liable for the costs of such purchases, including but not limited to the differential in the price of such purchases.

          6.3. Purchasers will provide as much forecasting information as possible to assist Suppliers. Two months prior to the start of the fiscal year of each Purchaser for each year that this Agreement will be in effect for the following year, Purchasers shall provide Suppliers with estimates of their volume requirements for the following year.

          6.4. Nothing in this Section 6 shall be deemed to require Purchasers to purchase all of their requirements for Products, other than Commodity Industrial Products, from Suppliers and nothing in this Section 6 shall prohibit Purchasers from purchasing test quantities of

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                Commodity Industrial Products from third parties as long as
                Purchasers neither sell such test quantities nor sell Commodity Consumer Products containing such test quantities.

     7.   PURCHASE ORDERS AND INVOICES.

          7.1. Purchases hereunder will be made on the basis of purchase orders issued by Purchasers. Purchase orders will contain the following information:

               (a) location for delivery;
               (b) shipment date;
               (c) volume; and
               (d) Product specifications.

          7.2. Invoices will be submitted by Suppliers to Purchasers which will contain the following information:

               (a) payment terms;
               (b) title and risk of loss; and
               (c) responsibility for insurance, freight and taxes.

          7.3. Suppliers and Purchasers shall agree upon a form of purchase order and invoice to be used in their Territory.

          7.4. In the event of any conflict between a purchase order or an invoice and this Agreement, the terms of this Agreement shall prevail.

     8.   WARRANTIES.

          8.1 Suppliers warrant that all Products sold hereunder shall: (a) comply with the specifications agreed to by the parties, (b) be produced in accordance with the quality assurance standards described in Section 10 hereof, and (c):

               (i) for Products sold within the U.S.A.: (I) shall not be adulterated or misbranded within the meaning of the U.S. Federal Food, Drug and Cosmetic Act and regulations thereunder, and (II) shall be produced in accordance with good manufacturing practices, as such term is defined in 21 U.S.C. Part 110 ("GMPs"); and

               (ii) for Products sold outside the U.S.A.: (I) shall be in compliance with all Applicable Laws, and (II) shall be produced in accordance with Applicable Law governing manufacturing practices.


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               Suppliers make no other warranties, either express or implied, including but not limited to fitness for a particular purpose, except those set forth above.

          8.2  (a)   In the event that any Products sold hereunder do not
                     comply with the warranties set forth in this Section 8 or in Section 10, Purchaser shall notify Supplier of such breach and of its timing requirements for such Products within five business days of Purchaser's discovery of the breach.

                (b)  If Supplier is unable to replace the
                     non-complying Product in sufficient time to meet Purchaser's timing requirements for such Products pursuant to the notice given under Section 8.2(a) above, Supplier shall refund to Purchaser the purchase price of the non-complying Product and Purchaser shall have the right to purchase replacement Product from a third party, notwith-standing Section 6.1.

                (c) Supplier's liability under this Section 8 and under Section 10 shall be limited to: (i) replacement of the Products or a refund in the amount of the purchase price of the Products in accordance with Section 8.2(b),
                     (ii) the cost of manufacturing and packaging the Consumer Products (less the purchase price of the Products), (iii) the reasonable costs of processing customer complaints as to Consumer Products rendered unusable, and (iv) the reasonable costs of recalling and disposing of any defective Consumer Products.

     9.   INDEMNIFICATION AND INSURANCE.

          9.1 Each party (the "Indemnifying Party") shall defend, indemnify and hold harmless the other party (the "Indemnified Party") and its respective employees and representatives from and against all liability, loss, damage and expense, (including reasonable attorney's fees) actions and claims for injury and/or death to persons and damage to property arising out of the negligent or wrongful acts or omissions of the Indemnifying Party, but only to the extent that such injury or damage is attributable to the Indemnifying Party's negligent or wrongful acts or omissions.

          9.2 In the event that an Indemnified Party is subject to any indemnifiable action or claim in accordance with Section 9.1, the procedures for indemnification in Article VI of the Distribution Agreement dated December 1, 1997 between CPC and CPI (the "Distribution Agreement") shall apply.


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          9.3   Suppliers and Purchasers shall procure and maintain, at their respective costs and expenses, for so long as this Agreement is in effect, occurrence based commercial general liability insurance and automobile liability insurance coverage. The policies, including excess policies, shall have limits of not less than $25,000,000 per occurrence and $25,000,000 in the aggregate (combined single limit) for each policy year and shall be obtained from insurers rated A- or better by A.M. Best Company, and with a financial size category of VIII or larger. The policies shall be endorsed to name the Indemnified Party as an additional insured with respect to liabilities arising out of the foregoing indemnification agreements and shall provide that the insurance of the Indemnifying Party will be primary to any other insurance of the additional insured. Purchasers and Suppliers agree that their respective insurers shall not be subrogated to the rights of the Indemnified Party against the Indemnifying Party with respect to any claim arising under this Agreement and neither party shall assign any such right of subrogation to their insurers. In addition to the foregoing insurance, Suppliers and Purchasers shall procure and maintain, at their respective cost and expense, any additional insurance as may be required by Applicable Laws. Each party shall deliver to the other Certificates of Insurance and endorsements evidencing the issuance of the required coverage and stating that the policies are in effect and that such policies will not be canceled or non-renewed without 30 days' prior written notice to the additional insured. In the event of a claim, copies of the policies shall be supplied to the party claiming indemnification upon request.

     10.  QUALITY ASSURANCE AND CONTROL.

          10.1. All Products supplied under this Agreement shall be produced in accordance with Supplier's quality assurance standards and program in effect as of the date hereof. Suppliers reserve the right to reasonably modify their quality assurance standards from time to time; provided, however, that any significant changes shall be implemented by Suppliers only after full and open discussion with Purchasers with regard to their impact on manufacturing of the Products.

          10.2. From time to time, upon prior notice to Suppliers, Purchasers shall have the right to examine Suppliers' facilities used for the manufacture of the Products hereunder.


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     11. CONFIDENTIALITY.

         11.1. The process, formulations, data and information (collectively "Information") which has been or may be furnished by one party to the other in order to perform this Agreement, is the property of the providing party and has been or will be furnished solely to enable the receiving party to perform this Agreement, with the understanding that:

               (a) the receiving party will not use or reproduce such Information for any other purpose;

               (b) the receiving party will take all reasonable care to ensure that such Information is not disclosed to other parties; and

               (c) upon request by the providing party, the receiving party will promptly return all such Information at any time during the term of this Agreement or thereafter, except that either party may continue to use such Information of the other party as it may require in order to perform this Agreement.

         11.2. The foregoing restrictions will not apply to any information and data which is:

               (a) already in possession of the receiving party at the time of first receipt from the providing party;

               (b) independently developed by employees of the receiving party who did not have access to the Information;

               (c) becomes part of the public domain without breach of this Agreement by the receiving party; or

               (d) rightfully obtained by the receiving party from third persons without restriction or breach by this Agreement by any receiving party.

     12. DISPUTE RESOLUTION.

         Any dispute, controversy or claim in connection with this Agreement shall be resolved in accordance with Article VI of the Distribution
Agreement. The parties acknowledge that disputes arising under Section 9.2 (or the applicability thereof) may raise difficult factual questions relating to proportional responsibility, proximate cause and duties to mitigate damages; such questions and similar issues as to allocating responsibility and damages shall be considered in the resolution of disputes.


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     13.  REMOVAL OF EQUIPMENT.

          In the event that any Purchaser removes packaging equipment owned by it from the plant of a Supplier either during the term of this Agreement or following termination hereof, the Purchaser shall, at its own expense, restore the area of the plant where the equipment was located, to reasonable working condition.

     14.  INDEPENDENT CONTRACTOR.

          Suppliers shall act under this Agreement solely as independent contractors. Nothing herein shall constitute any Supplier or Purchaser as an agent of the other, nor shall it constitute any member of one party's staff as an agent or employee of the other party.

     15. ASSIGNMENT.

         None of the rights or obligations of either party hereunder is assignable either by voluntary act or operation of law, nor transferable by it without the prior written consent of the other party, which consent shall not be unreasonably withheld.

     16. FORCE MAJEURE.

         If performance by either party of any of its duties or obligations under or pursuant to this Agreement is prevented, hindered, delayed or otherwise made impracticable by reason of any strike, flood, riot, fire, explosion, war or any other casualty which cannot be overcome by reasonable diligence and without unusual expense, such party shall be excused from such performance to the extent that it is so prevented, hindered or delayed thereby during the continuance of any such happening or event and for so long as such event shall continue to prevent, hinder or delay such performance.

     17. NOTICES.

         Any notice to be given hereunder by either party shall be in writing and shall be deemed given when: (i) sent by registered mail, return receipt requested upon receipt by the sender of confirmation of receipt; (ii) sent by telecopy upon receipt by the sender of confirmation of transmittal; or (iii) delivered to the addressee as follows:

     In the case of Purchaser to:       CPC International Inc.
                                        P.O. Box 8000, International Plaza
                                        Englewood Cliffs, New Jersey  07632
                                        Attn:  Corporate Secretary
                                        Telephone: (201) 894-2381
                                        Facsimile: (201) 894-2192



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     In the case of Supplier to:        Corn Products International, Inc.
                                        P.O. Box 345, 6500 Archer Road
                                        Argo, Illinois  60501-0345
                                        Attn:  Corporate Secretary
                                        Telephone: (708) 563-6958
                                        Facsimile: (708) 563-6851

     Any party may from time to time designate by written notice to the other revised address or telecopy information.

     18. SEVERABILITY.

         The invalidity or unenforceability of any particular provision of this Agreement shall not affect any other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted.

     19. HEADINGS.

         The headings of this Agreement are for the convenience of the parties, and shall not be construed as having any legal or binding meaning or effect.


     20. ENTIRE AGREEMENT AND AMENDMENT.

         This Agreement constitutes the entire understanding and agreement between the parties hereto with respect to the subject matter hereof, and cancels and supersedes any prior negotiations, and merges all understandings, and agreements, whether verbal or written, with respect thereto. This Agreement can be amended only by a written instrument executed by the parties hereto.

     21. BINDING EFFECT.

         This Agreement shall be executed by CPC and CPI on their own behalf and on behalf of their respective Affiliates. Each of CPC and CPI agrees to cause their respective Affiliates to perform each and every one of the obligations hereunder to be performed by such Affiliates.

     22. NO WAIVER.

         The failure by either party to insist upon strict performance of any covenant or condition of this Agreement, in any one or more instances, shall not be construed as a waiver or relinquishment of any such covenant or condition in the future, but the same shall be and remain in full force and effect.



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     23.  SURVIVAL.

          Notwithstanding any termination of this Agreement the provisions of
Section 5 shall survive such termination for the period stated therein.

     24.  CHOICE OF LAW.

          THIS AGREEMENT SHALL, IN ALL RESPECTS, BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY, EFFECT AND PERFORMANCE, EXCEPT FOR SUCH LAWS OF THE STATE OF NEW YORK WHICH REQUIRE THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                     CPC INTERNATIONAL INC.


                                     By:
                                        ---------------------------------------
                                     Title:
                                           ------------------------------------


                                     CORN PRODUCTS INTERNATIONAL, INC.


                                     By:
                                        ---------------------------------------
                                     Title:
                                           ------------------------------------


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